Exhibit 99.1

Industrial Enterprises of America Updates Status of Financial Reports
Friday October 6, 10:03 am ET

NEW YORK, Oct. 6, 2006 (PRIMEZONE) -- Industrial Enterprises of America, Inc. (OTC BB:IEAM.OB - News), a specialty automotive aftermarket supplier, today updated the status of its 2006 Form 10-KSB filing.

Although the Company's audit for 2006 is effectively complete, the Company is unable to file its 2006 Form 10-KSB because of an issue recently raised by the Company's PCAOB auditors while reviewing the Company's restatement of the Company's Form 10-QSB for the Quarter ended March 31, 2006. The issue revolves around convertible debenture agreements with various debt features that include detachable warrants which the Company entered into during the First and Third Quarters of 2006. The Company's auditors have asked the Company to research whether these debentures are derivative securities and to value and book such debentures as appropriate. The Company is seeking appropriate help in such research and is working to resolve this matter as expeditiously as possible.

James Margulies, Chief Financial Officer of Industrial Enterprises of America, Inc., commented, ``We are determined to take the most conservative approach to this issue. The result of this approach will be a non-cash hit to the Company's Income Statement for the prior quarters in which the debentures were entered. The resulting non-cash entries due to the resolution of this issue will have no impact on the Company's strong Fourth Quarter and fiscal year results. Additionally, this matter will have no effect on the 2007 fiscal year, and the Company continues to have confidence in the earnings guidance previously provided for fiscal year 2007.''

Once this matter is resolved, the Company will be filing its Amended Form 10-QSB for the Quarter ended March 31, 2006, and the Form 10-KSB will follow soon afterward. It is expected that the research, review and audit of this issue could take up to 10 business days.

About Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc., headquartered in New York, NY, is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, charcoal fluids, and other additives and chemicals. The company has distinct proprietary brands that collectively serve the retail, professional, and discount automotive aftermarket channels.

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words “believes”, “expects”, “given”, “targets”, “intends”, “anticipates”, “plans”, “projects”, “forecasts” or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's, Unifide Industries' and Pitt Penn's products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iii) the consequent results of operations given the aforementioned factors; and (iv) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as an additional merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2005 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
For Industrial Enterprises of America, Inc.
Investors & Public Relations:
David Zazoff
(212) 505-5976
PressReleases@Za-Consulting.net